Exhibit 23.1

               CONSENT OF ERNST & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 033-64847 and 033-38106) of Kellwood Company of our report dated February 22, 2002 with respect to the consolidated financial statements of Gerber Childrenswear, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001 filed with the Securities and Exchange Commission and incorporated by reference in the Current Report on Form 8-K/A of Kellwood Company to be filed with the Securities and Exchange Commission on September 9, 2002.


Greenville, South Carolina
September 6, 2002